EXHIBIT 5

LOCK-UP AGREEMENT

BioAmber Inc.

Lock-Up Agreement

April 10, 2013

Credit Suisse Securities (USA) LLC,

Société Générale,

Barclays Capital Inc.

As representatives of the several Underwriters

named in Schedule I hereto

c/o	Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010-3629

c/o	Société Générale

29, boulevard Haussmann,

75009 Paris, France

c/o	Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	BioAmber Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that this Lock-Up Agreement is being delivered to Credit Suisse Securities (USA) LLC, Société Générale and Barclays Capital Inc. in connection with the proposed underwriting agreement (the “Underwriting Agreement”) to be entered into by the representatives of the underwriters on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with BioAmber Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of units, consisting of one share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and one warrant to purchase half of one share of Common Stock, pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period commencing on the date of this Lock-Up Agreement and continuing for 180 days after the date set forth on the final prospectus used to sell the Shares pursuant to the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, announce the intention to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), or exercise any right with respect to the registration of any of the Undersigned’s Shares, or demand or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, Société Générale and Barclays Capital Inc. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, (i) Credit Suisse Securities (USA) LLC, Société Générale and Barclays Capital Inc. agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Credit Suisse Securities (USA) LLC, Société Générale and Barclays Capital Inc. will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Credit Suisse Securities (USA) LLC, Société Générale and Barclays Capital Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may (A) transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, (iii) as a distribution without consideration to members, limited partners or stockholders of the undersigned, (iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided in the case of any transfer pursuant to clauses (i) through (iv), that (x) the donee, trustee, distribute or transferee execute an agreement stating that the such person is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, (y) any such transfer shall not involve a disposition for value and (z) no filing under Section 16 of the Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in any public filing or report; (B) enter into or amend a trading plan pursuant to Rule 10b5-1 under Exchange Act, for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the entrance into or amendment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period; (C) exercise any options to purchase shares of Common Stock or convert any convertible security into Common Stock, provided that (x) the shares of Common Stock issued upon such exercise shall be subject to the restrictions of this Lock-Up Agreement, (y) neither the exercise nor the change in the undersigned’s beneficial ownership of the Company’s securities resulting from such exercise, if any, is required to be reported in any public report or filing with the SEC or otherwise and (z) neither the undersigned nor the Company otherwise voluntarily effects any public filing or reports regarding such exercise or the change in the undersigned’s beneficial ownership of the Company’s securities resulting from such exercise, if any; or (D) enter into any transaction relating to shares of Common Stock or any security convertible into Common Stock acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16 of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) through (vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of: (1) Credit Suisse Securities (USA) LLC, Société Générale and Barclays Capital Inc. advising the Company in writing that they have determined not to proceed with the Offering, or the Company advising Credit Suisse Securities (USA) LLC, Société Générale and Barclays Capital Inc. in writing that it has determined not to proceed with the Offering and, if a registration statement relating thereto has been filed with the Securities and Exchange Commission, the Company has withdrawn such registration statement, in each case, prior to the execution of the Underwriting Agreement, (2) termination of the Underwriting Agreement before the sale of any shares of Common Stock to the Underwriters and (3) December 31, 2013 if, and only if, the Offering has not been consummated by that date.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

Sofinnova Capital VI FCPR Exact Name of Shareholder

/s/ Denis Lucquin Authorized Signature

Managing Partner Title